Exhibit 4.17

EXECUTION VERSION

COLLATERAL AGREEMENT

dated as of

June 18, 2009,

among

US ONCOLOGY, INC.,

THE SUBSIDIARIES OF US ONCOLOGY, INC.

IDENTIFIED HEREIN

and

WILMINGTON TRUST FSB,

as Collateral Agent

[CS&M Ref. 8669-177]

TABLE OF CONTENTS

ARTICLE I

Definitions and Other Rules of Construction

SECTION 1.01.	Indenture and Intercreditor Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

[Intentionally Omitted]

ARTICLE III

Pledge of Securities

SECTION 3.01.	Pledge	5
SECTION 3.02.	Delivery of the Pledged Collateral	6
SECTION 3.03.	Representations, Warranties and Covenants	7
SECTION 3.04.	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 3.05.	Registration in Nominee Name; Denominations	9
SECTION 3.06.	Voting Rights; Dividends and Interest	9

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	12
SECTION 4.02.	Representations and Warranties	14
SECTION 4.03.	Covenants	16
SECTION 4.04.	Other Actions	20
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	22
SECTION 4.06.	Cash Management System	24

ARTICLE V

Remedies

SECTION 5.01.	Remedies Upon Default	24
SECTION 5.02.	Application of Proceeds	26
SECTION 5.03.	Grant of License to Use Intellectual Property	26
SECTION 5.04.	Securities Act	27

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Concentration Accounts

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

COLLATERAL AGREEMENT (this “Agreement”) dated as of June 18, 2009, among US ONCOLOGY, INC. (the “Issuer”), a Delaware corporation, the Subsidiary Guarantors identified herein and WILMINGTON TRUST FSB, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

Reference is made to (a) the Indenture dated as of June 18, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the subsidiaries of the Issuer named therein (the “Subsidiary Guarantors”), and Wilmington Trust FSB, as Trustee, and (b) the Intercreditor Agreement dated as of June 18, 2009 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuer, the Subsidiary Guarantors, the Collateral Agent and the Intercreditor Agent (as defined therein). The Subsidiary Guarantors are affiliates of the Issuer and will derive substantial benefits from the sale of the securities and are willing to execute and deliver this Agreement in order to induce the potential investors to purchase the securities issued under the Indenture. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions and Other Rules of Construction

SECTION 1.01. Indenture and Intercreditor Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the respective meanings assigned thereto in the Indenture or the Intercreditor Agreement. All terms defined in the New York UCC (as defined in this Agreement) and not defined in this Agreement have the meanings specified therein.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.

(c) Section 11.11 of the Indenture shall be deemed to be incorporated by reference herein.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement.

“Concentration Accounts” mean those accounts listed on Schedule V and any other account designated by a Grantor which is subject to the terms of a deposit account control agreement in a form reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of clauses (a) and (b), those listed on Schedule III.

“Discharge of First-Priority Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof.

“Existing Credit Agreement” means the Credit Agreement, dated August 20, 2004 (as amended by Amendment No. 1, dated March 17, 2005, Amendment No. 2, dated November 15, 2005, Amendment No. 3, dated July 10, 2006, Amendment No. 4, dated December 21, 2006, Amendment No. 5 dated March 1, 2007, Amendment No. 6 dated November 7, 2007 and Amendment No. 7 dated June 3, 2009), among U.S. Oncology Holdings Inc., the Issuer, as the borrower, the lenders party thereto, JPMorgan Chase Bank N.A., as administrative agent and collateral agent, Wachovia Bank, National Association, as syndication agent and Citicorp North America, Inc., as documentation agent.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Issuer.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“General Intangibles” means all “General Intangibles” of any Grantor as defined in Section 9-102(42) of the UCC.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means the Issuer and the Subsidiary Guarantors.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Indenture Documents” means (a) the Indenture, the Securities, this Agreement and the other Security Documents and (b) any related documents or instruments executed and delivered pursuant to the Indenture or any Security Document, in each case, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Instrument” has the meaning specified in Article 9 of the New York UCC.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” has the meaning assigned to such term in the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patent Agreement” means the Patent Security Agreement substantially in the form attached hereto as Exhibit III.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and a legal officer of the Issuer.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Collateral Agent, (b) each Holder, (c) the Trustee, (d) the beneficiaries of each indemnification obligation undertaken by the Issuer or any Subsidiary Guarantor under any Indenture Document and (e) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademark Agreement” means the Trademark Security Agreement substantially in the form attached hereto as Exhibit IV.

ARTICLE II

[Intentionally Omitted]

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests of each Subsidiary owned by it and listed on Schedule II and any other Equity Interests of a Subsidiary obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Stock”), provided that the Pledged Stock shall not include more than (i) 65% of the outstanding voting Equity Interests of any Foreign Subsidiary; or (ii) the Pledged Stock of any Person that is not a direct or indirect wholly-owned subsidiary of the Issuer to the extent the grant of such security interest would (A) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor in, such Pledged Stock in favor of a third party or under any law, regulation, permit, order, judgment or decree of any Governmental Authority (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (B) result in a material breach, termination or default under any contract, lease, instrument, franchise, permit, license or other document relating to any such Pledged Stock, or give any other party the right to terminate its obligations or such Grantor’s rights under such contract, lease, instrument, franchise, permit, license or other document (whether expressly in such document or otherwise under applicable law); provided further (x) that the capital stock and other Equity Interests of any Subsidiary that are owned by any Grantor will constitute Pledged Stock only to the extent that such capital stock and other Equity Interests can secure the Securities without Rule 3-10 or Rule 3-16 of Regulation S-X (or any other law rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC, (y) in the event that either Rule 3-10 or Rule 3-16 of Regulation S-X requires or is amended modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s capital stock or other Equity Interests constitute Pledged Stock, then such capital stock or other Equity Interests shall automatically be deemed not to be Pledged Stock but only to the extent necessary to not be subject to such requirement and (z) in the event that either Rule 3-10 or Rule 3-16 of Regulation S-X is amended modified or interpreted by the SEC to permit (or is replaced with another rule or regulation or any other law rule or regulation is adopted, which would permit) such capital stock or other Equity Interests to constitute Pledged Stock without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then such capital stock and other Equity Interests shall automatically be deemed to be Pledged Stock but only to the extent necessary to not be subject to any such financial statement requirement; (b)(i) the debt securities listed opposite the name of such Grantor on Schedule II, (ii) any debt securities issued after the Issue Date to such Grantor by the Issuer and each Subsidiary and (iii) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a), (b) and (c) above; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as a gratuitous bailee of the Collateral Agent) any and all (i) Pledged Stock, (ii) to the extent required to be delivered pursuant to paragraph (b) of this Section 3.02, Pledged Debt Securities and (iii) to the extent required to be delivered pursuant to paragraph (c) of this Section 3.02, any other Pledged Securities to the extent certificated.

(b) Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor (i) by any Grantor to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as a gratuitous bailee of the Collateral Agent) pursuant to the terms hereof and (ii) by any other Person which is (A) in excess of $500,000 and (B) evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as a gratuitous bailee of the Collateral Agent) pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as a gratuitous bailee of the Collateral Agent), (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Intercreditor Agent and by such other instruments and documents as the Intercreditor Agent may reasonably request pursuant to any Senior Collateral Document and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Intercreditor Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached hereto as a supplement to Schedule II and made a part hereof, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) Notwithstanding anything herein to the contrary, prior to the Discharge of the First-Priority Lien Obligations, to the extent any Grantor is required hereunder to deliver Collateral to the Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the Intercreditor Agent in accordance with the terms of the First-Priority Lien Security Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Intercreditor Agent, acting as gratuitous bailee of the Collateral Agent.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth, as of the Issue Date and as of each date on which a supplement to Schedule II is delivered pursuant to Section 3.02(c), the percentage of the issued and outstanding shares (or units or other comparable measure) of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person other than the Issuer or a Subsidiary of the Issuer, to the best of the Issuer’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by any Indenture Document and Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by any Indenture Document, Permitted Liens and transfers made in compliance with the Indenture, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Liens created by any Indenture Document and Permitted Liens), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by (i) the Indenture Documents, (ii) securities laws generally, (iii) in the case of Pledged Stock Persons that are not Subsidiary Guarantors, transfer restrictions that exist at the time of acquisition of such Equity Interests (provided that the Grantors used commercially reasonable efforts to limit such transfer restrictions) or (iv) customary provisions in joint venture agreements relating to purchase options, rights for first refusal or call or similar rights of a third party that owns Equity Interests in such joint venture, the Pledged Collateral is and will continue to be freely transferable and assignable, and except as described in the Perfection Certificate, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in a manner adverse to the Secured Parties, the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as a gratuitous bailee of the Collateral Agent) in accordance with this Agreement, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth in this Agreement.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. (a) Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership wholly-owned by any Grantor and acquired after the Issue Date and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC and (ii) each such interest shall at all times thereafter be represented only by a certificate.

(b) Each Grantor further acknowledges and agrees that (i) the interests in any limited liability company or limited partnership controlled by such Grantor and pledged hereunder that are not represented by a certificate are not “securities” within the meaning of Article 8 of the New York UCC and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless such Grantor provides prior written notification to the Collateral Agent of such election and immediately pledges any such certificate to the Collateral Agent pursuant to the terms hereof.

SECTION 3.05. Registration in Nominee Name; Denominations. Following the Discharge of First-Priority Lien Obligations, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, upon the occurrence and during the continuance of an Event of Default and with written notice to the applicable Grantor given concurrently (if possible after using reasonable efforts) or promptly thereafter (and in any event within five days), in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent); provided that any failure by the Collateral Agent to provide notice shall not affect the Collateral Agent’s Security Interest in the Pledged Securities or rights hereunder. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Collateral Agent shall at all times upon the occurrence and during the continuance of an Event of Default have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement in the case of Pledged Securities of Persons that are not Subsidiaries, to the extent permitted by the documentation governing such Pledged Securities. Each Grantor shall use its commercially reasonable efforts to cause any Subsidiary of the Company that is not party to this Agreement to comply with request by the Collateral Agent pursuant to this Section 3.05 to exchange certificates representing Pledged Securities of such Subsidiary of the Company for certificates of smaller or larger denominations.

SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Indenture Documents, provided that such rights and powers shall not be exercised in any manner that would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Indenture or any other Indenture Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement as described in Section 3.03(c) or otherwise). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver (after reasonable advance notice) to the applicable Grantor Pledged Securities pledged by such Grantor in its possession if requested to be delivered to the Issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted under the Indenture.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, all rights of any Grantor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers, provided that, unless otherwise directed by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

(d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 3.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) until the termination of the Existing Credit Agreement, all Letter-of-credit rights;

(xi) until the termination of the Existing Credit Agreement, the commercial tort claims specified on Schedule IV;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) any Equipment that is subject to a purchase money lien or a capital lease permitted under the Indenture to the extent the documents relating to such purchase money lien or capital lease prohibits such Equipment to be subject to the Security Interest created hereby, (C)

any intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law, or (D) any General Intangibles, Investment Property, Accounts, Intellectual Property, promissory notes, chattel paper, or other such rights of a Grantor if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor in, such General Intangibles, Investment Property, Accounts, Intellectual Property, promissory notes, chattel paper, or other such rights in favor of a third party or under any law, regulation, permit, order, judgment or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) result in a breach, termination or default under any contract, lease, instrument, franchise, permit, license or other document relating to any such General Intangibles, Investment Property, Accounts, Intellectual Property, promissory notes, chattel paper, or other such rights of a Grantor, or give any other party the right to terminate its obligations or such Grantor’s rights under such contract, lease, instrument, franchise, permit, license or other document (whether expressly in such document or otherwise under applicable law), provided however, that the limitation set forth in clause (C) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC; provided further, that the limitations set forth in clause (B) above shall not restrict the grant by a Grantor of a subordinated security interest with respect to such Property to the extent permitted under the applicable agreements governing such Property. Notwithstanding the limitations set forth in clause (D) above, each Grantor agrees to use commercially reasonable efforts to obtain any consents required in connection with the grant of a security interest in any General Intangible, Investment Property, Accounts, Intellectual Property, promissory notes, chattel paper or other such rights of the Grantor acquired after the Issue Date that generates revenue in excess of $500,000 annually or has a Fair Market Value in excess of $1,000,000; provided, however, that no Grantor shall be obligated to use commercially reasonable efforts to obtain such consents in connection with the grant of security interests in any General Intangibles or other rights arising under any joint venture agreements.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or such other description as the Collateral Agent may determine and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Each of the parties hereto acknowledges and agrees that any provision of this Agreement to the contrary notwithstanding, until the Discharge of First-Priority Lien Obligations, the Grantors shall not be required to act or refrain from acting under this Agreement with respect to the Collateral in any manner that would be contrary to or would otherwise result in a Default or Event of Default under the terms and provisions of the Senior Collateral Documents and no such failure to act or refrain from acting shall constitute a Default or Event of Default under the Indenture Documents.

(e) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Agreement in any Deposit Account or securities or other investment account except in accordance with Section 4.06(a). The Collateral Agent agrees that it will not give any instructions under any deposit account or other control agreement or withhold any withdrawal rights with respect to funds or securities in any Deposit Account or securities or other investment account subject thereto unless and until an Event of Default has occurred and is continuing.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including (i) the exact legal name of each Grantor and (ii) the jurisdiction of organization of each Grantor, is correct and complete as of the Issue Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Issuer to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that fully executed agreements in the form of Exhibit III and Exhibit IV hereto and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all

Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the Trademark Agreement) with the United States Patent and Trademark Office within the four -month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the four-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is (to the extent such Security Interest can be perfected by filing) and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens and Liens that have priority as a matter of applicable law.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens and assignments permitted by the Indenture.

SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office or its principal place of business, (iii) in its identity or type of organization or corporate structure, (iv) in its organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this Section 4.03(a). Each Grantor agrees not to effect or permit any change referred to in the second preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest (subject to the Intercreditor Agreement and Permitted Liens) in the Article 9 Collateral.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Intercreditor Agent may reasonably request pursuant to any Senior Collateral

Document, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Intercreditor Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.02 of the Indenture, the Issuer shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Issuer (i) setting forth the information required pursuant to Schedules 1A, 1B, 1C and 2A (with respect to owned real property only), and Schedules 6, 9, 10 and 12 to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Issue Date or the date of the most recent certificate delivered pursuant to this Section 4.03(c) and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, rerecordings and registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section 4.03 to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(d) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral (other than Article 9 Collateral that is deemed immaterial in the reasonable business judgment of such Grantor) against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien. Nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) in the reasonable business judgment of such Grantor, desirable in the conduct of its business and (y) permitted by the Indenture.

(e) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents (including execution of agreements in the form of Exhibits I and II and filing such agreements with the United States Patent and Trademark Office or United States Copyright Office, as applicable) in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument in excess of $500,000, such note or instrument shall be promptly pledged and delivered to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as a gratuitous bailee of the Collateral Agent), duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(f) Following the Discharge of First-Priority Lien Obligations, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, once in any twelve-month period other than following and during the continuance of an Event of Default, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, (upon the occurrence and during the continuance of a Default or with the consent of the applicable Grantor (not to be unreasonably withheld)) in the case of Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(g) At its option, the Collateral Agent may discharge, but is not obligated to discharge, past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement and within a reasonable period of time after the Collateral Agent has requested it to do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within five days after demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens and maintenance as set forth in the Indenture, this Agreement or in the other Indenture Documents.

(h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person with a value in excess of $500,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(i) Each Grantor shall remain liable to observe and perform all the conditions and material obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(j) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Indenture. Subject to the immediately following sentence, none of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture or the Intercreditor Agreement. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless (x) the aggregate fair value of the Inventory in the possession of or subject to the control of such Person is less than $500,000 or (y) such Person shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(k) None of the Grantors will, without the Intercreditor Agent’s prior written consent pursuant to any Senior Collateral Document, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than compromises, compoundings, settlements and collections made in the ordinary course of business or in accordance with the reasonable business judgment of such Grantor.

(l) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment (x) in accordance with the requirements set forth in any agreement with respect to any Credit Facility or (y) after the Discharge of First-Priority Lien Obligation, in a manner and amount customary for companies in the same industries as the Issuer. Subject to the Intercreditor Agreement, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the first sentence of this Section 4.03(n) or to pay any premium in whole or part relating thereto, the Collateral Agent may, but is not obligated, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs and other charges relating thereto, shall be payable, within five days of demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(m) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 4.04. Other Actions. In order to insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments with a value in excess of $500,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as gratuitous bailee of the Collateral Agent), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Intercreditor Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, after the termination of the Existing Credit Agreement, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as gratuitous bailee of the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the Intercreditor Agent may from time to time specify pursuant to any Senior Collateral Document. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent (or, prior to the Discharge of First-Priority Lien Obligations, to the Intercreditor Agent, acting as gratuitous bailee of the Collateral Agent) thereof and, at the Intercreditor Agent’s reasonable request and option pursuant to any Senior Collateral Document, following and during the continuance of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Intercreditor Agent, either (i) cause the issuer to agree to comply with instructions from the Intercreditor Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Intercreditor Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Intercreditor Agent’s request and option pursuant to any Senior Collateral Document, following and during the continuance of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Intercreditor Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Intercreditor Agent pursuant to any Senior Collateral Document, shall take such action as the Intercreditor Agent may reasonably request pursuant to any Senior Collateral Document, to vest in the Intercreditor Agent (or, after the Discharge of First-Priority Lien Obligations, the Collateral Agent) control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as applicable, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Intercreditor Agent will arrange, pursuant to procedures reasonably satisfactory to the Intercreditor Agent pursuant to any Senior Collateral Document and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as applicable, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(d) Letter-of-Credit Rights. Until the termination of the Existing Credit Agreement, if any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor in an amount in excess of $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Intercreditor Agent pursuant to any Senior Collateral Document, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Intercreditor Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Commercial Tort Claims. Until the termination of the Existing Credit Agreement, if any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $2,500,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Intercreditor Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of such Grantor’s business would become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient in its reasonable judgment to establish and preserve its material rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) use commercially reasonable efforts to maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration (or, if such Trademark is unregistered, display such Trademark with notice as required for unregistered Trademarks) to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in any violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient in its reasonable judgment to establish and preserve its material rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business could reasonably be expected to become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) Each Grantor will take all reasonably necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each registration or application that is material to the conduct of such Grantor’s business relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(f) In the event that any Grantor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution (and take any actions required by applicable law prior to instituting such suit), and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral. Nothing in this Agreement shall prevent any Grantor from discontinuing the use or maintenance of any Article 9 Collateral consisting of a Patent, Trademark or Copyright, or require any Grantor to pursue any claim of infringement, misappropriation or dilution, if (x) such Grantor so determines in its good business judgment and (y) it is not prohibited by the Indenture.

(g) Upon and during the continuance of an Event of Default, each Grantor shall, at the request of the Intercreditor Agent pursuant to any Senior Collateral Document, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright, License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

SECTION 4.06. Cash Management System. (a) The Grantors shall ensure that the Concentration Accounts are subject to the terms of a deposit account control agreement in a form reasonably satisfactory to the Intercreditor Agent and the Issuer within 120 days of the Issue Date. In addition, the Grantors shall ensure that any Deposit Account or securities or other investment account that becomes subject to an account control agreement with the Intercreditor Agent is subject to the terms of the same account control agreement or a separate account control agreement in substantially the same form as the agreement entered into with the Intercreditor Agent with the Collateral Agent at the same time.

(b) Following the Discharge of First-Priority Lien Obligations, the Grantors shall not, without the prior written consent of the Collateral Agent, the Grantors shall not change their system of deposit accounts and lockbox accounts or change their cash management systems, in each case in a manner materially adverse to the Secured Parties.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the ratable benefit of the Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. After the termination of the Existing Credit Agreement, the Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the

Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full (in which case the applicable Grantors shall be entitled to the proceeds of any such sale pursuant to Section 5.02 hereof). As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall, subject to the Intercreditor Agreement, apply the proceeds of any collection or sale of Collateral pursuant to this Article V, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Indenture Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Indenture Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have sole and absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuance of an Event of Default, provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

[Intentionally Omitted]

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted in this Agreement) be in writing and given as provided in Section 12.02 of the Indenture, provided that any communication or notice hereunder from the Collateral Agent to any Grantor upon the occurrence and during the continuance of an Event of Default may be given by telephone if promptly confirmed in writing. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Issuer as provided in Section 12.02 of the Indenture.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay by any Secured Party in exercising any right or power hereunder or under any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision in this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Indenture.

SECTION 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable expenses incurred hereunder as provided in Section 11.11 of the Indenture.

(b) Without limitation of its indemnification obligations under the other Indenture Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent (as defined in the Indenture) against, and hold each Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including the fees, charges and disbursements of any counsel for any Collateral Agent, incurred by or asserted against any Collateral Agent by any third party or by any

Grantor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, or to the Collateral, whether or not the Collateral Agent is a party thereto, provided that such indemnity shall not, as to any Collateral Agent, be available to the extent that such losses, claims, damages, liabilities or related out-of-pocket expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Collateral Agent or any of its Related Parties.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable on written demand therefor.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns and shall inure to the benefit of the other Secured Parties and their respective successors and assigns.

SECTION 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Indenture Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of the Indenture Documents, regardless of any investigation made by any Holders or on its behalf and notwithstanding that the Collateral Agent may have had notice or knowledge of any Default or incorrect representation or warranty at any time and shall continue in full force and effect as long as the principal of or any accrued interest on any Security or any fee or any other amount payable under any Indenture Document is outstanding.

SECTION 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest in this Agreement or in the Collateral (and any such assignment or transfer shall be void) except as contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.07. Severability. Any provision in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor now or hereafter existing under this Agreement owed to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Issuing Bank, any Lender or any Loan Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any jurisdiction.

(c) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Indenture Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument,

(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.13. Termination or Release. (a) This Agreement shall terminate and the Security Interest and all other security interests granted hereby shall be automatically released when all the Obligations have been paid in full.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Indenture, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Indenture, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.14. Additional Subsidiaries. Pursuant to Section 4.14 of the Indenture, each Subsidiary of a Grantor that was not in existence or not a Subsidiary on the date of the Indenture and is not a Foreign Subsidiary may be required to enter in this Agreement as a Subsidiary Guarantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor in this Agreement. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, provided that nothing in this Agreement contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them in this Agreement, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 7.16. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the lien and security interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement are expressly subject to and subordinate to the liens and security interests granted to (a) JPMorgan Chase Bank, N.A., as collateral agent (and its permitted successors) pursuant to the Guarantee and Collateral Agreement dated as of August 20, 2004 (as amended, restated, supplemented or otherwise modified from time to time), by and among U.S. Oncology Holdings, Inc., the Issuer, the other “Grantors” named therein, JPMorgan Chase Bank, N.A., as collateral agent, and the other parties thereto (and any similar agreement entered into pursuant to a Refinancing of the First-Priority Lien Obligations secured thereby as permitted under the Indenture) or (b) any agent or trustee for any other Senior Lenders (as defined in the Intercreditor Agreement), in the case of clause (a) and (b), to the extent provided in the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

SECTION 7.17. Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

SECTION 7.18. Intercreditor Agent. The parties hereto agree that the Intercreditor Agent shall have no obligation whatsoever to or fiduciary relationship in respect of the Collateral Agent under this Agreement and the Collateral Agent hereby waives and releases the Intercreditor Agent from all claims and liabilities arising pursuant to the Intercreditor Agent’s role under this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

US ONCOLOGY, INC.

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Chief Financial Officer and Executive Vice President

ACCESSMED HOLDINGS, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

ACCESSMED, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR HOLDING COMPANY OF INDIANA, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR MANAGEMENT COMPANY OF ARIZONA, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR MANAGEMENT COMPANY OF INDIANA, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR MANAGEMENT COMPANY OF MISSOURI, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR MANAGEMENT COMPANY OF OKLAHOMA, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR MANAGEMENT COMPANY OF PENNSYLVANIA, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR MANAGEMENT COMPANY OF VIRGINIA, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR OF INDIANA MANAGEMENT PARTNERSHIP, as a Subsidiary Guarantor,

By: AOR Management Company of Indiana, LLC, its general partner

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

and

By: AOR Holding Company of Indiana, LLC, its general partner

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR OF TEXAS MANAGEMENT, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR REAL ESTATE, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AOR SYNTHETIC REAL ESTATE, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

AORT HOLDING COMPANY, INC., as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

GREENVILLE RADIATION CARE, INC., as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

INNOVENT ONCOLOGY, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

IOWA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

NEBRASKA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

NEW MEXICO PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

NORTH CAROLINA PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

ONCOLOGY RX CARE ADVANTAGE, LP, as a Subsidiary Guarantor,

By: US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

ONCOLOGY TODAY, LP, as a Subsidiary Guarantor,

By: US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

PHYSICIAN RELIANCE, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

PHYSICIAN RELIANCE NETWORK, LLC, as a Subsidiary Guarantor,

By: US Oncology, Inc., its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

RMCC CANCER CENTER, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

SELECTPLUS ONCOLOGY, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

ST. LOUIS PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

TEXAS PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

UNITY ONCOLOGY, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

TOPS PHARMACY SERVICES, INC., as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

US ONCOLOGY CLINICAL DEVELOPMENT, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

US ONCOLOGY CORPORATE, INC., as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

US ONCOLOGY INTEGRATED SOLUTIONS, LP, as a Subsidiary Guarantor,

By: US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

US ONCOLOGY PHARMACEUTICAL SERVICES, LLC, as a Subsidiary Guarantor,

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

US ONCOLOGY REIMBURSEMENT SOLUTIONS, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

US ONCOLOGY RESEARCH, LLC, as a Subsidiary Guarantor,

By: Physician Reliance Network, LLC, its sole member

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

US ONCOLOGY SPECIALTY, LP, as a Subsidiary Guarantor,

By: US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
	Name:	Michael A. Sicuro
	Title:	Vice President and Treasurer

WILMINGTON TRUST FSB, AS COLLATERAL AGENT,

by	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

44